NEWS RELEASE
February 12, 2015                                                                                               Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                             (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended December 31, 2014. Net revenue was approximately $109.7 million, a decrease of 1.7% from the same period in 2013.  Station operating income1 was approximately $42.5 million, an increase of 8.6% from the same period in 2013. The Company reported operating income of approximately $19.4 million compared to operating income of approximately $17.4 million for the same period in 2013. Net loss was approximately $13.5 million or $0.28 per share compared to net loss of $16.4 million or $0.35 per share, for the same period in 2013.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “Our radio business showed sequential improvement from the third quarter, with revenues -2.8%. During the quarter we changed format from news to classic hip-hop in our Houston market; excluding Houston our radio revenues for the fourth quarter were +1.1%.  Adjusting for a timing difference of our Women’s Empowerment event in Raleigh, Q1 2015 core radio revenues are currently pacing –1.8%, having weakened throughout January.  Our Washington DC cluster continues to underperform the market, and we recently announced a new General Manager of the Washington DC market cluster by expanding the responsibilities of our own Jeff Wilson, Senior Regional Vice President. Excluding our Washington DC cluster, our core radio revenues are currently pacing up about 1% compared to the same time last year.  Our cable television business delivered 48.8% adjusted EBITDA2 growth in the fourth quarter, which helped drive consolidated adjusted EBITDA up by 18.8% for the quarter. TV One revenue and Interactive One direct revenue are both currently pacing up double digits for the first quarter.  I am pleased to announce that we have reached an agreement with Comcast Programming Ventures V, LLC to acquire their approximately 47.5% interest in TV One, LLC based on an enterprise value of $550 million. We have until June 30th, 2015 to finance and close on the transaction, after which either party can terminate.”

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PAGE 2 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)

NET REVENUE	$109,730	$111,595	$441,387	$448,700
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	35,977	37,372	141,689	138,021
Selling, general and administrative, excluding stock-based compensation	31,253	35,074	142,317	145,218
Corporate selling, general and administrative, excluding stock-based compensation	12,516	12,445	41,800	39,552
Stock-based compensation	1,423	46	1,594	191
Depreciation and amortization	9,137	9,270	36,822	37,870
Impairment of long-lived assets	-	-	-	14,880
Total operating expenses	90,306	94,207	364,222	375,732
Operating income	19,424	17,388	77,165	72,968
INTEREST INCOME	192	80	366	245
INTEREST EXPENSE	19,342	22,386	79,810	89,196
LOSS ON RETIREMENT OF DEBT	-	-	5,679	-
OTHER INCOME, net	(48)	(208)	(32)	(307)
Income (loss) before provision for income taxes, noncontrolling interest in income of subsidiaries and (loss) income from discontinued operations	322	(4,710)	(7,926)	(15,676)
PROVISION FOR INCOME TAXES	8,594	8,921	34,814	28,719
Net loss from continuing operations	(8,272)	(13,631)	(42,740)	(44,395)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	-	(8)	-	885
CONSOLIDATED NET LOSS	(8,272)	(13,639)	(42,740)	(43,510)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,179	2,801	19,930	18,471
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(13,451)	$(16,440)	$(62,670)	$(61,981)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET LOSS FROM CONTINUING OPERATIONS	$(13,451)	$(16,432)	$(62,670)	$(62,866)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	-	(8)	-	885
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(13,451)	$(16,440)	$(62,670)	$(61,981)

Weighted average shares outstanding - basic3	47,608,038	47,441,175	47,525,726	48,370,195
Weighted average shares outstanding - diluted4	47,608,038	47,441,175	47,525,726	48,370,195

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PAGE 3 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
PER SHARE DATA - basic and diluted:	(unaudited)		(unaudited)
	(in thousands, except per share data)

Net loss from continuing operations (basic)	$(0.28)	$(0.35)	$(1.32)	$(1.30)
Income from discontinued operations, net of tax (basic)	0.00	(0.00)	0.00	0.02
Consolidated net loss attributable to common stockholders (basic)	$(0.28)	$(0.35)	$(1.32)	$(1.28)

Net loss from continuing operations (diluted)	$(0.28)	$(0.35)	$(1.32)	$(1.30)
Income from discontinued operations, net of tax (diluted)	0.00	(0.00)	0.00	0.02
Consolidated net loss attributable to common stockholders (diluted)	$(0.28)	$(0.35)	$(1.32)	$(1.28)

SELECTED OTHER DATA
Station operating income 1	$42,500	$39,149	$157,381	$165,461
Station operating income margin (% of net revenue)	38.7%	35.1%	35.7%	36.9%

Station operating income reconciliation:

Consolidated net loss attributable to common stockholders	$(13,451)	$(16,440)	$(62,670)	$(61,981)
Add back non-station operating income items included in consolidated net loss:
Interest income	(192)	(80)	(366)	(245)
Interest expense	19,342	22,386	79,810	89,196
Provision for income taxes	8,594	8,921	34,814	28,719
Corporate selling, general and administrative expenses	12,516	12,445	41,800	39,552
Stock-based compensation	1,423	46	1,594	191
Loss on retirement of debt	-	-	5,679	-
Other income, net	(48)	(208)	(32)	(307)
Depreciation and amortization	9,137	9,270	36,822	37,870
Noncontrolling interest in income of subsidiaries	5,179	2,801	19,930	18,471
Impairment of long-lived assets	-	-	-	14,880
Loss (income) from discontinued operations, net of tax	-	8	-	(885)
Station operating income	$42,500	$39,149	$157,381	$165,461

Adjusted EBITDA2	$32,352	$27,229	$120,187	$128,210

Adjusted EBITDA reconciliation:

Consolidated net loss attributable to common stockholders	$(13,451)	$(16,440)	$(62,670)	$(61,981)
Interest income	(192)	(80)	(366)	(245)
Interest expense	19,342	22,386	79,810	89,196
Provision for income taxes	8,594	8,921	34,814	28,719
Depreciation and amortization	9,137	9,270	36,822	37,870
EBITDA	$23,430	$24,057	$88,410	$93,559
Stock-based compensation	1,423	46	1,594	191
Loss on retirement of debt	-	-	5,679	-
Other income, net	(48)	(208)	(32)	(307)
Noncontrolling interest in income of subsidiaries	5,179	2,801	19,930	18,471
Impairment of long-lived assets	-	-	-	14,880
Employment agreement and incentive plan award expenses*	2,368	525	4,606	2,301
Loss (income) from discontinued operations, net of tax	-	8	-	(885)
Adjusted EBITDA	$32,352	$27,229	$120,187	$128,210

*The Company has modified the definition of Adjusted EBITDA during 2014 for the inclusion of Employment Agreement and incentive plan award expenses.
All prior periods have been reclassified to conform to current period presentation.

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PAGE 4 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	December 31, 2014	December 31, 2013
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$67,781	$56,676
Intangible assets, net	1,119,304	1,147,017
Total assets	1,398,555	1,414,355
Total debt (including current portion)	820,305	815,635
Total liabilities	1,167,147	1,117,381
Total equity	220,572	284,975
Redeemable noncontrolling interest	10,836	11,999
Noncontrolling interest	201,674	207,026

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
Senior bank term debt, net of original issue discount of approximately $2.2 million (subject to variable rates) (a)	$366,305	7.50%
9.25% senior subordinated notes due February 2020 (fixed rate)	335,000	9.25%
10% Senior Secured TV One Notes due March 2016 (fixed rate)	119,000	10.00%

(a)	Subject to variable Libor plus a spread that is incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Net revenue decreased to approximately $109.7 million for the quarter ended December 31, 2014, from approximately $111.6 million for the quarter ended December 31, 2013, a decrease of 1.7%, resulting primarily from declines in our four largest radio markets. Net revenues from our radio broadcasting segment decreased 2.8% for the quarter ended December 31, 2014, versus the same period in 2013. We experienced net revenue growth most significantly in our Charlotte, Cincinnati, Detroit, Indianapolis and St. Louis markets.  However, this growth was countered by declines in other markets, with our Atlanta, Baltimore, Houston, Richmond and Washington DC markets experiencing the most significant declines. Reach Media’s net revenues decreased 1.7% for the quarter ended December 31, 2014, compared to the same period in 2013 due to a mix of customer turnover and lower rates. We recognized approximately $39.9 million of revenue from our cable television segment during the three months ended December 31, 2014, compared to approximately $38.0 million for the same period in 2013, the increase of approximately $1.9 million due primarily from an increase in affiliate fees and advertising sales. Finally, net revenues for our internet business decreased 23.2% for the three months ended December 31, 2014, compared to the same period in 2013 due to a decrease in direct revenues.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, decreased to approximately $79.7 million for the quarter ended December 31, 2014, down 6.1% from the approximately $84.9 million incurred for the comparable quarter in 2013. TV One incurred lower selling, general and administrative expenses related to marketing and promotional expenses to advertise and promote various TV One shows in addition to lower professional fees. Our internet business also incurred lower selling, general and administrative expenses related to lower compensation costs and bonuses for the quarter ended December 31, 2014.  Finally, our radio broadcasting segment incurred lower compensation costs, lower professional fees and lower bad debt expenses for the quarter ended December 31, 2014 compared to the same period in 2013.

Depreciation and amortization expense decreased to approximately $9.1 million compared to approximately $9.3 million for the quarters ended December 31, 2014 and 2013, respectively, a decrease of 1.4%. The decrease was due to the completion of amortization for certain intangible assets and the completion of useful lives for certain assets.

Interest expense decreased to approximately $19.3 million for the quarter ended December 31, 2014, compared to approximately $22.4 million for the same period in 2013. The primary driver of the decrease in interest expense is the lower interest rate associated with the Company’s new 2020 Notes, compared to the 2016 Notes which were settled during the first quarter of 2014. The Company made cash interest payments of approximately $10.4 million on all outstanding instruments for the quarter ended December 31, 2014, compared to cash interest payments of approximately $21.0 million for the quarter ended December 31, 2013. Cash interest payments associated with the 2020 Notes began August 15, 2014.

The provision for income taxes for the quarter ended December 31, 2014, was approximately $8.6 million compared to approximately $8.9 million for the comparable period in 2013, primarily attributable to the deferred tax liability for indefinite-lived intangible assets. The Company paid $15,000 and $53,000 for income taxes for the quarters ended December 31, 2014 and 2013, respectively.

The increase in noncontrolling interests in income of subsidiaries is due primarily to greater net income generated by TV One and Reach Media during the three months ended December 31, 2014, compared to the 2013 period.

Other pertinent financial information includes capital expenditures of approximately $1.3 million and $2.0 million for the quarters ended December 31, 2014 and 2013, respectively.  The Company received dividends from TV One in the amount of approximately $7.8 million for the quarter ended December 31, 2014, and approximately $26.6 million for the year ended December 31, 2014. The Company received dividends from TV One in the amount of approximately $4.1 million for the quarter ended December 31, 2013, and approximately $22.6 million for the year ended December 31, 2013. As of December 31, 2014, the Company had total debt (net of cash balances) of approximately $752.5 million. The Company’s cash and cash equivalents by segment are as follows:  Radio and Internet, approximately $45.0 million; Reach Media, approximately $4.1 million; and Cable Television, approximately $18.7 million. In addition to cash and cash equivalents, the cable television segment also has short-term investments of approximately $2.1 million and long-term investments of $817,000. There were no stock repurchases made during the quarter or year ended December 31, 2014.  In addition, there were no stock repurchases made during the quarter ended December 31, 2013. During the year ended December 31, 2013, the Company repurchased 2,630,574 shares of Class D common stock in the amount of approximately $5.4 million and 32,669 shares of Class A common stock in the amount of $71,000.

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PAGE 6 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Other Matters

As previously announced, the Company entered into a second amendment to the 2011 Credit Agreement (the “Second Amendment”), dated as of January 21, 2015, with its lenders. The provisions of the 2011 Credit Agreement relating to the call premium were revised by the Second Amendment to extend the call protection from April 1, 2015 until maturity.  The Second Amendment provides a call premium of 101.5% if the 2011 Credit Agreement is refinanced with proceeds from a notes offering and 100.5% if the 2011 Credit Agreement is refinanced with proceeds from any other repayment, including proceeds from a new term loan. The call premium is payable at the earlier of any refinancing or final maturity.

The Second Amendment also excludes any “going concern” or qualified audit opinion solely as a result of the upcoming revolver or term loan maturities from the Event of Default provisions of the 2011 Credit Agreement.  Next, the Second Amendment provides for the ability to “amend and extend” both the term loan and the revolving credit facility provided for by the 2011 Credit Agreement and adds a $2 million lien basket for letters of credit not issued under the 2011 Credit Agreement.

Finally, beginning with the quarter ending March 31, 2015, the Second Amendment implements certain changes to the financial covenants the Company must comply with in order to remain in compliance with the terms of the 2011 Credit Agreement.  The Interest Coverage Ratio set forth in the 2011 Credit Agreement is revised to provide that the Borrower will not permit the Interest Expense Coverage Ratio for any Test Period ending on the last day of any Fiscal Quarter of the Borrower to be less than 1.25:1.  The Total Leverage Ratio has been revised to provide that the Borrower will not permit the Total Leverage Ratio to be greater than 8:1 on the last day of any Fiscal Quarter of the Borrower.  Lastly, the Senior Secured Leverage Ratio has been revised to provide that the Borrower will not permit the Senior Secured Leverage Ratio to be greater than 4.25:1 through the quarter ending June 30, 2015 and 4.0:1 for the quarter ending September 30, 2015 and the last day of each Fiscal Quarter of the Borrower thereafter.

On February 11, 2015, the Company, by and through its wholly owned subsidiary, Radio One Cable Holdings, Inc. (“ROCH” and, together with the Company, “Radio One”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with TV One, LLC (“TV One”) and Comcast Programming Ventures V, LLC (“Comcast”) providing for ROCH’s acquisition of all of Comcast’s membership interest in TV One (the “Comcast Buyout”).  Upon completion of the Comcast Buyout, Radio One will own approximately 99.6% percent of the membership interests of TV One after giving effect to certain membership interests held by employees.  The purchase price for the Comcast interest will be based upon a Five Hundred and Fifty Million Dollars ($550,000,000) enterprise valuation, subject to adjustment as provided in the agreement.  As Comcast’s interest in TV One is approximately 47.5%, the effective purchase price will be approximately Two Hundred and Twenty Million Dollars ($220,000,000).   Completion of the Comcast Buyout  is subject to customary closing conditions as well as Radio One having received debt, equity and/or other financing sufficient to consummate the transaction on terms and conditions acceptable to Radio One (the “Required Financing”). The Agreement may be terminated, (i) at any time, by mutual written agreement of Radio One and Comcast; (ii) by Radio One, if its Board of Directors in the exercise of its fiduciary duties concludes that the Required Financing is not available on commercially reasonable terms and conditions; or (iii) by written notice by either Radio One or Comcast to the other parties, at any time after June 30, 2015, if the closing shall not have occurred on or prior to such date.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is being filed as Exhibit 2.1 to our Current Report on Form 8-K to be filed in connection with this earnings release.

Simultaneously upon execution of the Purchase Agreement, Comcast Cable Communication, LLC (an affiliate of Comcast) and TV One also entered into a multi-year extension of their previous affiliation agreement (“Affiliation Agreement Amendment”) regarding the distribution of the television programming service of TV One.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three months and year ended December 31, 2014 and 2013 are included.

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PAGE 7 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2014
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$109,730	$53,131	$12,109	$6,162	$39,920	$(1,592)
OPERATING EXPENSES:
Programming and technical	35,977	10,299	7,681	1,653	17,971	(1,627)
Selling, general and administrative	31,253	19,248	1,679	3,907	7,047	(628)
Corporate selling, general and administrative	12,516	-	1,261	-	2,298	8,957
Stock-based compensation	1,423	102	-	20	-	1,301
Depreciation and amortization	9,137	1,207	285	591	6,518	536
Total operating expenses	90,306	30,856	10,906	6,171	33,834	8,539
Operating income (loss)	19,424	22,275	1,203	(9)	6,086	(10,131)
INTEREST INCOME	192	-	-	-	35	157
INTEREST EXPENSE	19,342	255	-	-	3,039	16,048
OTHER INCOME, net	(48)	(19)	-	-	-	(29)
Income (loss) before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	322	22,039	1,203	(9)	3,082	(25,993)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	8,594	10,728	(2,134)	-	-	-
Net (loss) income from continuing operations	(8,272)	11,311	3,337	(9)	3,082	(25,993)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	-	-	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(8,272)	11,311	3,337	(9)	3,082	(25,993)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,179	-	-	-	-	5,179
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(13,451)	$11,311	$3,337	$(9)	$3,082	$(31,172)

Adjusted EBITDA2	$32,352	$23,584	$1,488	$602	$12,716	$(6,038)

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PAGE 8 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2013
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$111,595	$54,646	$12,313	$8,027	$37,966	$(1,357)
OPERATING EXPENSES:
Programming and technical	37,372	10,698	8,212	2,058	18,091	(1,687)
Selling, general and administrative	35,074	20,633	1,468	5,673	8,841	(1,541)
Corporate selling, general and administrative	12,445	-	1,006	-	2,485	8,954
Stock-based compensation	46	5	-	-	-	41
Depreciation and amortization	9,270	1,350	292	588	6,552	488
Impairment of long-lived assets	-	-	-	-	-	-
Total operating expenses	94,207	32,686	10,978	8,319	35,969	6,255
Operating income (loss)	17,388	21,960	1,335	(292)	1,997	(7,612)
INTEREST INCOME	80	-	-	-	34	46
INTEREST EXPENSE	22,386	356	-	-	3,039	18,991
OTHER INCOME, net	(208)	(18)	-	-	-	(190)
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and (loss) income from discontinued operations	(4,710)	21,622	1,335	(292)	(1,008)	(26,367)
PROVISION FOR INCOME TAXES	8,921	8,502	419	-	-	-
Net (loss) income from continuing operations	(13,631)	13,120	916	(292)	(1,008)	(26,367)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(8)	14	-	(22)	-	-
CONSOLIDATED NET (LOSS) INCOME	(13,639)	13,134	916	(314)	(1,008)	(26,367)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,801	-	-	-	-	2,801
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(16,440)	$13,134	$916	$(314)	$(1,008)	$(29,168)

Adjusted EBITDA2	$27,229	$23,315	$1,627	$296	$8,549	$(6,558)

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PAGE 9 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2014
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$441,387	$213,037	$52,543	$24,337	$157,086	$(5,616)
OPERATING EXPENSES:
Programming and technical	141,689	43,057	31,581	8,602	64,282	(5,833)
Selling, general and administrative	142,317	83,667	14,441	14,376	32,098	(2,265)
Corporate selling, general and administrative	41,800	-	4,827	-	7,830	29,143
Stock-based compensation	1,594	118	-	20	-	1,456
Depreciation and amortization	36,822	5,039	1,146	2,422	26,115	2,100
Total operating expenses	364,222	131,881	51,995	25,420	130,325	24,601
Operating income (loss)	77,165	81,156	548	(1,083)	26,761	(30,217)
INTEREST INCOME	366	-	-	-	75	291
INTEREST EXPENSE	79,810	1,115	-	-	12,156	66,539
LOSS ON RETIREMENT OF DEBT	5,679	-	-	-	-	5,679
OTHER (INCOME) EXPENSE, net	(32)	(20)	-	1	96	(109)
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(7,926)	80,061	548	(1,084)	14,584	(102,035)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	34,814	36,903	(2,089)	-	-	-
Net (loss) income from continuing operations	(42,740)	43,158	2,637	(1,084)	14,584	(102,035)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	-	-	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(42,740)	43,158	2,637	(1,084)	14,584	(102,035)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	19,930	-	-	-	-	19,930
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(62,670)	$43,158	$2,637	$(1,084)	$14,584	$(121,965)

Adjusted EBITDA2	$120,187	$86,313	$1,694	$1,359	$53,176	$(22,355)

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PAGE 10 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2013
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$448,700	$222,544	$56,741	$25,639	$149,472	$(5,696)
OPERATING EXPENSES:
Programming and technical	138,021	43,388	31,215	8,201	60,965	(5,748)
Selling, general and administrative	145,218	84,570	15,230	17,118	30,768	(2,468)
Corporate selling, general and administrative	39,552	-	4,388	-	8,384	26,780
Stock-based compensation	191	43	-	-	-	148
Depreciation and amortization	37,870	6,071	1,242	2,490	26,324	1,743
Impairment of long-lived assets	14,880	14,880	-	-	-	-
Total operating expenses	375,732	148,952	52,075	27,809	126,441	20,455
Operating income (loss)	72,968	73,592	4,666	(2,170)	23,031	(26,151)
INTEREST INCOME	245	-	-	-	79	166
INTEREST EXPENSE	89,196	1,244	-	-	12,156	75,796
OTHER INCOME, net	(307)	(29)	-	-	-	(278)
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and income (loss) from discontinued operations	(15,676)	72,377	4,666	(2,170)	10,954	(101,503)
PROVISION FOR INCOME TAXES	28,719	26,800	1,919	-	-	-
Net (loss) income from continuing operations	(44,395)	45,577	2,747	(2,170)	10,954	(101,503)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	885	907	-	(22)	-	-
CONSOLIDATED NET (LOSS) INCOME	(43,510)	46,484	2,747	(2,192)	10,954	(101,503)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	18,471	-	-	-	-	18,471
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(61,981)	$46,484	$2,747	$(2,192)	$10,954	$(119,974)

Adjusted EBITDA2	$128,210	$94,586	$5,908	$320	$49,343	$(21,947)

-MORE-

PAGE 11 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Radio One, Inc. will hold a conference call to discuss its results for fourth quarter of 2014, as well as full year 2014. The conference call is scheduled for Thursday, February 12, 2015 at 10:00 a.m. EST. To participate on this call, U.S. callers may dial toll-free 1-800-230-1059; international callers may dial direct (+1) 612-234-9959.

A replay of the conference call will be available from 12:00 p.m. EST February 12, 2015 until 11:59 p.m. EST February 14, 2015. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 350295. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at www.radio-one.com. The replay will be made available on the website for seven days after the call.

Radio One, Inc. (radio-one.com), together with its subsidiaries, is a diversified media company that primarily targets African-American and urban consumers. It is one of the nation's largest radio broadcasting companies, currently owning and/or operating 54 stations in 16 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Tom Joyner Morning Show, the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, Bishop T.D. Jakes' Empowering Moments, and the Reverend Al Sharpton Show.

Beyond its core radio broadcasting franchise, Radio One owns Interactive One (interactiveone.com), the fastest growing and definitive digital resource for Black and Latin Americans, reaching millions each month through social content, news, information, and entertainment. Interactive One operates a number of branded sites including News One (news), The Urban Daily (men), Hello Beautiful (women), Global Grind (Millennials) and social networking websites such as BlackPlanet and MiGente. The Company also owns a controlling interest in TV One, LLC (tvone.tv), a cable/satellite network programming serving more than 57 million households, offering a broad range of real-life and entertainment-focused original programming, classic series, movies and music designed to entertain, inform and inspire a diverse audience of adult Black viewers.  Additionally, One Solution combines the dynamics of the Radio One’s holdings to provide brands with an integrated and effectively engaging marketing approach that reaches 82% of Black Americans throughout the country.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in income of affiliated company, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, (income) loss from discontinued operations, net of tax, interest income and gain on purchase of affiliated company. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless station operating income is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of station operating income may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (Radio Broadcasting, Reach Media, Internet and Cable Television). Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to station operating income has been provided in this release.

2           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, loss on retirement of debt, Employment Agreement and incentive plan award expenses, loss from discontinued operations, net of tax, less (2) equity in income of affiliated company, other income, interest income, gain on retirement of debt and gain on purchase of affiliated company. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (Radio Broadcasting, Reach Media, Internet and Cable Television).  Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

3           For the three months ended December 31, 2014 and 2013, Radio One had 47,608,038 and 47,441,175 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the year ended December 31, 2014 and 2013, Radio One had 47,525,726 and 48,370,195 shares of common stock outstanding on a weighted average basis (basic), respectively.

4           For the three months ended December 31, 2014 and 2013, Radio One had 47,608,038 and 47,441,175 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.  For the year ended December 31, 2014 and 2013, Radio One had 47,525,726 and 48,370,195 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.